Exhibit 99.1

Electronically Filed
6/22/2018 12:32 PM
Steven D. Grierson
CLERK OF THE COURT
/s/ Steven D. Grierson

APPL

PETER L. CHASEY, ESQ.

Nevada Bar No. 007650

CHASEY LAW OFFICES

3295 N. Fort Apache Road, Suite 110

Las Vegas, Nevada 89129

Tel: (702) 233-0393 Fax: (702) 233-2107

email: peter@chaseylaw.com

Attorney for Petitioner

XTC, INC.

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

	)	CASE NO.: A-18-776562-P
	)	DEPT NO.: Department 24
In the Matter of	)
	)	APPLICATION FOR APPOINTMENT
RINEON GROUP, INC., a Nevada Corporation,	)	OF CUSTODIAN
)
	)	Exempt from Arbitration
	)	(Equitable Relief Requested)
)

Pursuant to NRS 78.347 (l)(b), Petitioner XTC, INC. by and through its attorney, Peter L. Chasey, Esq., of Chasey Law Offices, hereby applies to this Court for an Order appointing Petitioner as Custodian of RINEON GROUP, INC., a Nevada Corporation.

Petitioner's Application is made and based upon the following Memorandum of Points and Authorities, the Affidavit and Exhibits attached hereto, and any oral argument this Court may entertain at the hearing on this matter.

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NOTICE OF HEARING

TO:	The Officers and Directors of RINEON GROUP, INC.,
TO:	The Registered Agent of RINEON GROUP, INC.,
TO:	The Transfer Agent of RINEON GROUP, INC.

YOU AND EACH OF YOU will please take notice that Petitioner XTC, INC.'s APPLICATION FOR APPOINTMENT AS CUSTODIAN OF RINEON GROUP, INC. will be heard in Department XXIV of the above-entitled Court on the 9  day of  August,  2018, at  9:00  a.m., or soon thereafter as counsel can be heard.

Dated this 22nd day of June, 2018

CHASEY LAW OFFICES

/s/ Peter L. Chasey, Esq.
PETER L. CHASEY , ESQ.
Nevada Bar No. 007650
3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 (702) 233-0393 Attorneys for Petitioner XTC, INC.

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MEMORANDUM OF POINTS AND AUTHORITIES

I.

INTRODUCTION

The officers and directors of RINEON GROUP, INC. appear to have abandoned the business and have failed to dissolve, liquidate, or distribute the company's assets. As shareholder of RINEON GROUP, INC., pursuant to NRS 78.347(1)(b), Petitioner XTC, INC. applies to this Court for an Order appointing Petitioner as the Custodian of the Corporation for the purpose of reinstating RINEON GROUP, INc.'s corporate charter to do business and restoring value to the Corporation for the benefit of the stockholders and the Corporation itself.

II.

PETITIONER QUALIFIES FOR APPOINTMENT AS CUSTODIAN

Section 78.347 (1) of the Nevada Revised Statutes provides that:

1.	Any Stockholder may apply to the district court to appoint one or more persons to be custodians of the corporation ... when:

(b)	The corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets in accordance with [Chapter 78 of the Nevada Revised Statutes].

A stockholder applying for custodianship under NRS 78.347 (1) must - by affidavit - provide information regarding the Petitioner's former custodian activities. To that end, Petitioner's affidavit sets forth:

(a)	a detailed list of all previous applications for custodianship,
(b)	a detailed description of its previous custodianship activities,
(c)	a description of the current status and operations of the corporations for which Petitioner previously served as custodian, and
(d)	disclosure of all investigations, violations or convictions concerning Petitioner

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See NRS 78.347(2){a-d). See also Affidavit of Chris Lotito, President of Petitioner XTC, INC. (attached as Exhibit 1 hereto).

As a prerequisite to appointment a Custodian, Petitioner must make reasonable efforts to contact the officers and directors of the abandoned corporation to demand that they comply with Chapter 78 of the Nevada Revised Statutes. See NRS 78.347(2)(e) and NRS 78.347 (2)(f). To that end, Petitioner was duly diligent and investigated the company thoroughly to identify all past and current available contact information for the officers and directors of RINEON GROUP, INC. Multiple attempts to contact the officers and directors were made via Certified U.S. Mail and telephone. These efforts failed and the officers and directors have failed to reinstate RINEON GROUP, INC. or schedule a shareholders meeting. See Certified U.S. Mail (Exhibit 2); compare with Affidavit, p. 2, ,i,i 9-10 (Exhibit 1) and Nevada Secretary of State Information Sheet (Exhibit 3).

III.

EXPECTED ACTIVITY AS CUSTODIAN

Following appointment as custodian under Chapter 78, the Custodian has a number of duties to perform; as custodian, Petitioner is ready, willing, and able to perform to:

1.	Comply with NRS 78.180 or NRS 80.170.

2.	Give notice to all shareholders of a shareholder meeting to be held within a reasonable time after an application for custodianship has been granted.

3.	Report concerning action taken at the shareholder meeting.

4.	Provide the Court with reports of its activities as custodian concerning the progress of the corporation.

5.	File an amendment to the articles of incorporation disclosing any previous investigations, violations or convictions by the custodian, a statement indicating that reasonable attempts were made to contact the officers or directors of the corporation to request compliance with corporate formalities, a statement indicating that the custodian is in fact continuing the business and attempting to further the interests of the shareholders, and a statement that the custodian will reinstate or maintain the corporate charter.

See NRS 78.347 (3).

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IV.

BACKGROUND OF RINEON GROUP, INC.

RINEON GROUP, INC. was incorporated in the state of Nevada on June 15, 2006. See Secretary of State Information Sheet (Exhibit 3). RINEON GROUP, INC. is a public corporation with Eighty-Five Million {85,000,000) shares authorized for issuance to stockholders. Petitioner is a stockholder of RINEON GROUP, INC. See Portfolio (Exhibit 4).

On June 30, 2011, the officers and directors of RINEON GROUP, INC. failed to file an annual list of officers or pay annual fees to the Nevada Secretary of State. See Secretary of State Information Sheet {Exhibit 3). Since at least June 30, 2011, the officers and directors of RINEON GROUP, INC. have neither given notice of nor held a meeting of the shareholders.

V.

REQUEST FOR APPOINTMENT OF PETITIONER AS CUSTODIAN

The officers of RINEON GROUP, INC. have failed to comply with Chapter 78 of the Nevada Revised Statutes and, as a result, the Nevada Secretary of State has revoked the company's corporate charter to do business. See Secretary of State Information Sheet (Exhibit 3). The officers have abandoned the company, their stockholders, and the business. See Affidavit, p. 2, ,i,i 9-10 (Exhibit 1); see also Demand Letters (Exhibit 2), and Secretary of State Information Page (Exhibit 3). RI NEON GROUP, INC. has been abandoned by its officers and, Petitioner, as a stockholder, is qualified to serve as custodian to restore value to the business for the benefit of the stockholders and the corporation.

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According to NRS 78.347 and the affidavit attached hereto in support of this application,

Petitioner requests the Court issue an Order as follows:

1.	That Petitioner XTC, INC. be appointed Custodian of RINEON GROUP, INC. for the purpose of paying back fees owed to the State of Nevada, and appointing interim officers and directors to begin a positive direction for RINEON GROUP, INC.

2.	That Petitioner, as Custodian, call a Special Meeting of the stockholders of RINEON GROUP, INC. to be held subject to the terms and conditions hereinafter specified (the "Meeting"), for the purpose of electing a board of directors of RINEON GROUP, INC. to serve until the next annual meeting of RINEON GROUP, INC.'s stockholders is held and the successors of the elected directors might be elected or appointed and qualified.

3.	That the meeting be held at a location and at a time and date to be selected by Petitioner, which is not a weekend or a legal holiday, and which is more than ten (10) days from the date on which copies of a notice of the meeting shall be mailed in a manner that is consistent with Nevada statutes and any orders as the Court might make and enter.

4.	That the persons and entities entitled to receive notice of the stockholders meeting are the record owners of the stock certificates and the registered officers and directors of RINEON GROUP, INC. as specified in the current stockholder list for RINEON GROUP, INC. and that notice shall be mailed to the addresses as set forth therein.

5.	That such shares of RINEON GROUP, INC. are owned by stockholders of record and are represented at the stockholder meeting in person or by a valid proxy shall constitute a quorum to conduct an election of directors of RINEON GROUP, INC. and shall otherwise be entitled to participate in the stockholder meeting and to vote in the election.

6.	That Petitioner, as custodian, report back to this Court after the Meeting concerning the actions taken at the Meeting.

7.	That following such a stockholder meeting and election of directors, that the persons elected at the stockholder meeting shall be the officers and directors of RINEON GROUP, INC.

8.	That Petitioner report back to this Court at intervals determined by the Court for so long as the custodianship is maintained or as long as this Court deems necessary.

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For the Court's consideration, Petitioner submits a Proposed Order Appointing Petitioner as Custodian of RI NEON GROUP, INC. in compliance with NRS 78.347. See Proposed Order Appointing Custodian (Exhibit 5).

VI.

CONCLUSION

Based on the foregoing, Petitioner XTC, INC. applies to this Court for appointment as custodian of RINEON GROUP, INC.

Dated this 22nd day of June, 2018.

CHASEY LAW OFFICES

/s/ Peter L. Chasey, Esq.
PETER L. CHASEY , ESQ.
Nevada Bar No. 007650
3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 Tel: (702) 233-0393 Fax: (702) 233-2107 email: peter@chaseylaw.com Attorneys for Petitioner XTC, INC.

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Electronically Filed
8/13/2018 9:54 AM
Steven D. Grierson
CLERK OF THE COURT
/s/ Steven D. Grierson

NOTC

PETER L. CHASEY, ESQ.

Nevada Bar No. 007650

CHASEY LAW OFFICES

3295 N. Fort Apache Road, Suite 110

Las Vegas, Nevada 89129

Tel: (702) 233-0393 Fax: (702) 233-2107

email: peter@chaseylaw.com

Attorney for Petitioner

XTC, INC.

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

	)	CASE NO.: A-18-776562-P
	)	DEPT NO.: XXIV
In the Matter of	)
)
RINEON GROUP, INC., a Nevada Corporation,	)
)

NOTICE OF ENTRY OF ORDER

PLEASE TAKE NOTICE that on the 9th day of August, 2018, the attached Order Appointing Custodian was entered in the above-captioned case.

Dated this 13th day of August, 2018.

CHASEY LAW OFFICES

/s/ Peter L. Chasey, Esq.
Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 Tel: (702) 233-0393 Fax: (702) 233-2107 Email: peter@chaseylaw.com XTC, INC.

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Electronically Filed
8/9/2018 1:39 PM
Steven D. Grierson
CLERK OF THE COURT
/s/ Steven D. Grierson

ORDR

PETER L. CHASEY, ESQ.

Nevada Bar No. 007650

CHASEY LAW OFFICES

3295 N. Fort Apache Road, Suite 110

Las Vegas, Nevada 89129

Tel: (702) 233-0393 Fax: (702) 233-2107

email: peter@chaseylaw.com

Attorney for Petitioner XTC, INC.

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

	)	CASE NO.: A-18-776562-P
	)	DEPT NO.: XXIV
In the Matter of	)
)
RINEON GROUP, INC., a Nevada Corporation,	) )	ORDER APPOINTING CUSTODIAN [NRS 78.347(1)(B)]
)

THE COURT, having considered Petitioner, XTC, INC's Application for Appointment of Custodian for RINEON GROUP, INC., proper notice having been given to the officers and directors of RINEON GROUP, INC. pursuant to NRS 78.750(2), no opposition having been received, and good cause appearing,

IT IS ORDERED, ADJUDGED AND DECREED that:

1.     Petitioner XTC, INC. is hereby appointed custodian of RINEON GROUP, INC.

2.     XTC, INC. is hereby authorized to take all reasonable and prudent actions on behalf of RINEON GROUP, INC. including but not limited to appointing interim officers and directors, negotiating and compromising debt, executing contracts and other agreements, initiating litigation n the name of RINEON GROUP, INC. authorizing and issuing new shares of stock, and authorizing new classes of stock.

Case Number: A-18-776562-P

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3.     XTC, INC. shall reinstate RINEON GROUP, INC. with the Nevada Secretary of State.

4.     XTC, INC. shall provide reasonable notice to all shareholders of record of a Special Meeting of the stockholders to be held within a reasonable time after this Order is entered.

5.     XTC, INC. shall file an amendment to the Articles of Incorporation for RINEON GROUP, INC. with the Nevada Secretary of State containing the following disclosures and statements:

(a)	Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations, or convictions concerning XTC, INC., or its affiliates or subsidiaries.

(b)	A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of the corporation to request that RI NEON GROUP, INC. comply with Chapter 78 of the Nevada Revised Statutes.

(c)	A statement that as Custodian, XTC, INC., is authorized to continue the business of RINEON GROUP, INC. for the benefit of the corporation and its shareholders.

(d)	A statement that XTC, INC. will reinstate RI NEON GROUP, INC.1 s charter to do business in the State of Nevada.

(e)	Any other information as may be required by regulations promulgated by th Nevada Secretary of State.

/ / /

/ / /

/ / /

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6. XTC, INC., as custodian of RINEON GROUP, INC. shall submit a report to this Court o the actions taken by the custodian every three (3) months while the custodianship remains active.

IT IS SO ORDERED.

Dated this 9 day of August, 2018.

Respectfully Submitted by:

CHASEY LAW OFFICES

/s/ Peter L. Chasey, Esq.
Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 (702) 233-0393 Attorney for Petitioner XTC, INC.

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Electronically Filed
12/6/2018 1:11 PM
Steven D. Grierson
CLERK OF THE COURT
/s/ Steven D. Grierson

ORDR

PETER L. CHASEY, ESQ.

Nevada Bar No. 007650

CHASEY LAW OFFICES

3295 N. Fort Apache Road, Suite 110

Las Vegas, Nevada 89129

Tel: (702) 233-0393 Fax: (702) 233-2107

email: peter@chaseylaw.com

Attorney for Petitioner

XTC, INC.

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

	)	CASE NO.: A-18-776562-P
	)	DEPT NO.: XXIV
In the Matter of	)
)
RINEON GROUP, INC., a Nevada Corporation,	)
)

ORDER DISCHARGING CUSTODIAN

Custodian XTC, INC's Motion to Discharge Custodian came on for hearing before the above Court and, having considered the motion, and good cause appearing, this Court orders and decrees as follows:

IT IS HEREBY ORDERED that the actions taken by Custodian XTC, INC. on behalf of RINEON GROUP, INC. are hereby approved,

IT IS FURTHER ORDERED that the XTC, INc.'s Custodianship of the Nevada Corporation known as RI NEON GROUP, INC. is hereby terminated,

/ / /

/ / /

Case Number: A-18-776562-P

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IT IS FURTHER ORDERED that Custodian XTC, INC. is hereby discharged as Custodian of the Nevada Corporation known as RINEON GROUP, INC.

IT IS SO ORDERED.

Dated this 6 day of Dec., 2018.

Respectfully Submitted by:

CHASEY LAW OFFICES

/s/ Peter L. Chasey, Esq.
Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 (702) 233-0393 Attorney for Petitioner XTC, INC.

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